As filed with the Securities and Exchange Commission on July 8, 2005

Registration No. 333-123533

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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POST EFFECTIVE AMENDMENT NO. 1 TO FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

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Bontan Corporation Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant's name into English)

Ontario                                      Not Applicable

(State or other jurisdiction of            (I.R.S. Employer Identification No.)

                       incorporation or organization)

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47 Avenue Road, Suite 200

Toronto, Ontario, M5R 2G3 Canada

(416) 860-0211

(Address and telephone number of Registrant's principal executive offices)

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Kam Shah, Chief Executive Officer

47 Avenue Road, Suite 200

Toronto, Ontario, M5R 2G3 Canada

(416) 860-0211

(Name, address and telephone number of agent for service)

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Copies of communications to:

Jeffrey C. Robbins, Esq

Messerli & Kramer P.A.

150 South Fifth Street, Suite 1800

Minneapolis, Minnesota 55402 USA

(612) 672-3706

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Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

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Calculation of Registration Fee

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Price Per Share (2)	Proposed Maximum Aggregate Offering	Amount Of Registration Fee (3)
Common shares, no par value(2)	9,496,425	$.81	$7,692,104	$906.00

(1)

These shares are being registered for resale on behalf of the selling shareholders and consist of (a) 3,654,699 outstanding common shares and (b) 5,841,726 common shares issuable upon the exercise of outstanding warrants. Pursuant to Rule 416, this Registration Statement also relates to an indeterminate number of additional common shares resulting from stock splits, stock dividends or similar transactions with respect to the common shares being registered hereunder.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 on the basis of the average bid and asked price on the Over-the-Counter Bulletin Board of NASDAQ as of May 18, 2005.

(3)

Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The purpose of this Post-Effective Amendment No. 2 to our Registration Statement on Form F-3 is to amend our Post Effective Amendment No. 1 and our prior amendments to our Registration Statement on Form F-3 made with the Securities and Exchange Commission to correct the form submission type as shown on EDGAR.

Accordingly, the Company hereby amends the EDGAR submission codes on (a) each of its filings made with the Commission on May 12, 2005, May 16, 2005 and May 20, 2005 from "F-3DPOS" to "F-3/A", and (b) its filing made with the Commission on July 7, 2005 from "F-3DPOS" to "POS AM".

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 8th day of July, 2005.

                                           Bontan Corporation Inc.

                                           By:      /s/  Kam Shah

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                                              Name:  Kam Shah

                                              Title:    Chief Executive Officer and

                                                          Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature

Title

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By:    /s/ Kam Shah

Director, Chief Executive Officer,

   -------------------------------

Chief Financial Officer

Name:  Kam Shah

Date:  July 8, 2005

By:    /s/ Dean Bradley

Director

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Name:   Dean  Bradley*

Date:  July 8, 2005

By:

Director

   -------------------------------

Name:   Damian Lee

Date:

*  By:   /s/ Kam Shah

      ----------------------------------

   Name:  Kam Shah

   Attorney-ln-Fact

Date:  July 8, 2005

Exhibit Number	Description of Documents
4.1	Form of Common Share Certificate (Incorporated by reference to Exhibit 1(viii) to the Company’s Annual Report on Form 20-F filed on September 23, 2003).
4.2	Form of Private Placement Agreement for April 2003.*
4.3	Form of Share purchase warrants regarding April 2003 private placement.*
5.1	Opinion of Messerli & Kramer P.A. as to the legality of the common shares being registered hereby.*
10.1	Exploration Agreement dated June 21, 2004, effective as of May 1, 2004 with Keystone Oil Company, Inc.*
23.1	Consent of Sloan Partners LLP.*
23.2	Consent of Messerli & Kramer P.A.*
24.1	Power of Attorney.*

*  Previously filed as the same Exhibit Number to the Registration Statement on Form F-3 filed on March 23, 2005.

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